Exhibit (a)(1)(v)

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

FRANKLIN LEXINGTON PRIVATE MARKETS FUND

Tendered Pursuant to the Offer to Purchase

Dated August 14, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY ULTIMUS FUND SOLUTIONS, LLC BY,

4:00 P.M., EASTERN TIME, ON SEPTEMBER 14, 2026,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

Franklin Templeton

c/o Ultimus Fund Solutions, LLC

PO Box 46707

Cincinnati, OH 45246-0707

Phone: (833) 455-9817

Cancel Tender Page 1 of 3

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares in Franklin Lexington Private Markets Fund (the “Fund”), or the tender of a portion of such shares, for repurchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated      .

Such tender was in the amount of:

[ ] Class S (Fund # [ ])	[ ] Class D (Fund # [ ])		[ ] Class I (Fund # [ ])

[ ] Class M (Fund # [ ])	[ ] Entire amount of Shares

[ ] Portion of Class S Shares	$	or	Number of Shares
[ ] Portion of Class D Shares	$	or	Number of Shares
[ ] Portion of Class I Shares	$	or	Number of Shares
[ ] Portion of Class M Shares	$	or	Number of Shares

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interests in the Fund (or a portion of such interests) previously tendered will not be repurchased by the Fund upon expiration of the tender offer described above.

Cancel Tender Page 2 of 3

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Signature of Authorized Custodian (if applicable)	Signature of Authorized Custodian (if applicable)

Print Name of Authorized Custodian	Print Name of Authorized Custodian

Date:

Cancel Tender Page 3 of 3